Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information presents the combination of the historical financial information of Ouster, Inc. (“Ouster”) and Velodyne Lidar, Inc. (“Velodyne”) adjusted to give effect to the transactions consummated on February 10, 2023 pursuant to the Agreement and Plan of Merger, dated as of November 4, 2022, by and among Ouster, Oban Merger Sub, Inc. (“Merger Sub I”), Oban Merger Sub II LLC (“Merger Sub II”) and Velodyne, referred to as the merger agreement. Under the merger agreement, Merger Sub I merged with and into Velodyne, with Velodyne as the surviving entity and continuing as a direct, wholly owned subsidiary of Ouster, in accordance with the applicable provisions of the Delaware General Corporate Law, as amended, referred to as the first merger, and, immediately after the first merger and as the second step in a single integrated transaction with the first merger, Velodyne merged with and into Merger Sub II, with Merger Sub II as the surviving entity and continuing as a direct, wholly-owned subsidiary of Ouster, in accordance with the Delaware Limited Liability Company Act, as amended, referred to as the second merger. The first merger and the second merger, together, are referred to as the “mergers.” The mergers are accounted for as a business combination with Ouster identified as accounting acquirer.

The unaudited pro forma condensed combined balance sheet as of December 31, 2022 combines the historical audited consolidated balance sheet of Ouster and the historical audited consolidated balance sheet of Velodyne as of December 31, 2022 on a pro forma basis as if the mergers had been consummated on December 31, 2022.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2022 combines the historical audited consolidated statement of operations of Ouster for the year ended December 31, 2022 and the historical audited consolidated statement of operations of Velodyne for the year ended December 31, 2022, giving effect to the mergers as if they had been consummated on January 1, 2022.

On April 20, 2023, Ouster filed with the Secretary of State of the State of Delaware a Certificate of Amendment to its Certificate of Incorporation to effect a one-for-10 reverse stock split of Ouster’s common stock (the “Reverse Stock Split”) and a corresponding reduction in Ouster’s authorized shares of common stock. The historical share and per share information included herein have been adjusted to reflect the Reverse Stock Split.

The unaudited pro forma condensed combined financial information was derived from and should be read in conjunction with the following historical financial statements and the accompanying notes:

•	the historical audited consolidated financial statements of Ouster as of and for the year ended December 31, 2022 included in Ouster’s Annual Report on Form 10-K filed on March 24, 2023, and

•

the historical audited consolidated financial statements of Velodyne as of and for the year ended December 31, 2022, included as Exhibit 99.1 to the Current Report on Form 8-K/A to which this Exhibit 99.2 is attached.

The pro forma financial information has been prepared in accordance with Regulation S-X Article 11, Pro Forma Financial Information, as amended by the final rule, Release No. 33-10786, which is referred to herein as Article 11.

The unaudited pro forma condensed combined financial information has been presented for illustrative purposes only and is not necessarily indicative of the operating results and financial position that would have been achieved had the mergers occurred on the dates indicated, and do not reflect adjustments for any anticipated synergies, adjustments related to restructuring or integration activities, operating efficiencies, tax savings or cost savings. Further, the unaudited pro forma condensed combined financial information does not purport to project the future operating results or financial position of Ouster following the completion of the mergers. Ouster and Velodyne did not have material historical relationships reflected in the historical financial statements prior to the entry into the merger agreement. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of December 31, 2022

(in thousands)

	Ouster (Historical)	Velodyne (Historical)	Pro Forma Adjustments		Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$122,932	$27,773	(7,902)	A	$123,302
			(8,121)	B
			(11,380)	C
Restricted cash, current	257	—			257
Short-term investments	—	167,102			167,102
Accounts receivable, current	11,233	9,711	3,830	D	24,774
Inventory	19,533	9,975			29,508
Prepaid expenses and other current assets	8,543	8,804	(3,830)	D	13,517

Total current assets	162,498	223,365	(27,403)		358,460
Property and equipment, net	9,695	10,340			20,035
Operating lease, right-of-use assets	12,997	15,936	(4,690)	D	24,243
Goodwill	51,152	4,289	102,445	D	157,886
Intangible assets, net	18,165	6,508	6,654	D	31,327
Restricted cash, non-current	1,089	—			1,089
Contract assets	—	12,013	(12,013)	D	—
Accounts receivable, non-current	—	—	10,018	D	10,018
Other non-current assets	541	761			1,302

Total assets	$256,137	$273,212	$75,011		$604,360

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$8,798	$3,965			$12,763
Accrued and other current liabilities	17,473	32,987	(7,902)	A	44,813
			(4,201)	B
			(794)	C
			7,251	E
Operating lease liability, current	3,221	3,100			6,321
Contract liabilities, current	—	5,726			5,726

Total current liabilities	29,492	45,778	(5,646)		69,624
Operating lease liabilities, long-term portion	13,400	13,895	(987)	D	26,308
Warrant liabilities	180	—			180
Debt	39,574	—			39,574
Contract liabilities, non-current	—	9,179	(6,443)	D	2,736
Long-term tax liabilities	—	1,765	(1,765)	D	—
Other non-current liabilities	1,872	352			2,224

Total liabilities	84,518	70,969	(14,841)		140,646

Redeemable convertible preferred stock	—	—			—

Stockholders’ equity:
Preferred stock	—	—			—
Common stock	19	25	(6)	D	38

Additional paid-in capital	613,665	892,357	(585,775)	D	927,537
			6,383	F
			907	G
Accumulated other comprehensive loss	(441,916)	(756)	756	D	(441,916)
Accumulated deficit	(149)	(689,383)	(3,920)	B	(21,945)
			(10,586)	C
			696,634	D
			(7,251)	E
			(6,383)	F
			(907)	G

Total stockholders’ equity	171,619	202,243	89,852		463,714

Total liabilities, reddemable comvertible preferred stock, and stockholders’ equity	$256,137	$273,212	$75,011		$604,360

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2022

(in thousands, except share and per share data)

	Ouster (Historical)	Velodyne (Historical)	Transaction Accounting Adjustments		Pro Forma Combined
Revenue
Product	$41,029	$33,868			$74,897
License and services	—	10,087			10,087

Total revenue	41,029	43,955			84,984
Cost of revenue
Product	30,099	67,883	1,326	AA	100,348
			1,040	CC
License and services	—	784			784

Total cost of revenue	30,099	68,667	2,366		101,132

Gross profit (loss)	10,930	(24,712)	(2,366)		(16,148)
Operating expenses
Research and development	64,317	73,309	94	BB	142,810
			5,090	CC
Sales and marketing	30,833	20,036	673	AA	53,383
			180	BB
			1,661	CC
General and administrative	61,203	47,434	3,920	DD	122,368
			6,109	BB
			2,795	CC
			907	EE

Total operating expenses	156,353	140,779	21,429		318,561

Loss from operations	(145,423)	(165,491)	(23,795)		(334,709)

Other income (expense)
Interest income	2,208	2,732			4,940
Interest expense	(2,694)	(3)			(2,697)
Other income (expense), net	7,654	238			7,892

Total other income (expense), net	7,168	2,967			10,135

Loss before income taxes	(138,255)	(162,524)	(23,795)		(324,574)

Provision for (benefit from) income taxes	305	526			831

Net loss	$(138,560)	$(163,050)	$(23,795)		$(325,405)

Net loss per share
Basic and diluted	$(7.79)				$(8.73)
Weighted-average shares used in computing net loss per share
Basic and diluted	17,792,316				37,279,987

Notes to the Unaudited Pro Forma Condensed Combined Financial Information

1. Description of the Transaction

Pursuant to the merger agreement, Merger Sub I merged with and into Velodyne, with Velodyne as the surviving entity and continuing as a direct, wholly owned subsidiary of Ouster, in accordance with the applicable provisions of the Delaware General Corporate Law, as amended, referred to as the first merger, and, immediately after the first merger and as the second step in a single integrated transaction with the first merger, Velodyne merged with and into Merger Sub II, with Merger Sub II as the surviving entity and continuing as a direct, wholly-owned subsidiary of Ouster, in accordance with the Delaware Limited Liability Company Act, as amended, referred to as the second merger. The first merger and second merger are referred to collectively herein as the “mergers.” The mergers are accounted for as a business combination in accordance with accounting standards codification 805 (“ASC 805”) with Ouster being identified as the accounting acquirer. Upon the consummation of the first merger, Velodyne’s equity holders received or have the right to receive shares of Ouster common stock at a deemed value of $1.26 per share based on the closing price of Ouster common stock shares on February 10, 2023 of $1.53, and after giving effect to the exchange ratio of 0.8204 based on the terms of the merger agreement. Accordingly, 19.5 million shares of Ouster common stock were immediately issued and outstanding, based on Velodyne’s outstanding common stock balance as of February 10, 2023 and accelerated vesting of certain restricted stock units (“RSUs”), performance stock awards (“PSAs”) and restricted stock awards (“RSAs”) upon closing of the first merger as discussed below:

•

the cancellation of each issued and outstanding share of Velodyne common stock and the conversion of each such issued and outstanding share of Velodyne common stock into the right to receive 0.8204 shares of Ouster common stock, referred to the exchange ratio;

•	the automatic vesting upon change of control of Ouster RSUs;

•	the automatic vesting due to change of control and expected termination of Velodyne RSAs and PSAs;

•	the automatic vesting upon change of control of a portion of a Velodyne warrant granted to a customer and exercisable into Velodyne common stock shares;

•	the automatic vesting upon change of control of Velodyne RSUs;

•

the conversion of each Velodyne warrant into the right to acquire a number of shares of Ouster common stock equal to the number of shares of Velodyne common stock subject to such Velodyne warrant and the exchange ratio with the corresponding adjustment to the exercise price of the warrants;

•

the conversion of outstanding unvested restricted shares of Velodyne common stock into shares of Ouster common stock at the exchange ratio, which shares will continue to be governed by the same terms and conditions (including vesting and repurchase terms) effective immediately prior to the effective time of the first merger.

Ouster determined the preliminary acquisition consideration based on the fair value of Ouster’s common stock of $1.53 as of February 10, 2023, as follows:

	Number of Ouster’s common stock (in millions)	Preliminary Acquisition consideration (in thousands)
Fair value of shares of Ouster common stock issued to Velodyne equity holders	19.3	$296,648
Fair value of Velodyne Restricted Stock units that were accelerated by a change of control trigger	0.1	776
Fair value of Velodyne vested warrants	2.1	9,177

Total consideration	21.5	$306,601

For purposes of this pro forma analysis, the acquisition consideration of $306.6 million has been allocated based on the estimated fair values of identifiable assets and liabilities acquired as of February 10, 2023 (in thousands) as follows:

Fair value of total preliminary consideration transferred	$306,601

Preliminary amounts of identifiable assets and liabilities assumed
Cash and cash equivalents	27,773
Short-term investments	167,102
Accounts receivable, current	13,541
Inventories	9,975
Prepaid and other current assets	4,974
Intangible assets
Customer relationships	5,562
Developed technology – hardware	2,500
Developed technology – software	5,100
Property and equipment, net	10,340
Right-of-use assets under operating leases	11,246
Noncurrent accounts receivable	10,018
Other noncurrent assets	761
Accounts payable, accrued and other current liabilities	(44,203)
Operating lease liability, current	(3,100)
Contract liabilities, current	(5,726)
Noncurrent operating lease liabilities	(12,908)
Noncurrent contract liabilities	(2,736)
Other noncurrent liabilities	(352)

Total identifiable net assets	199,867
Goodwill	106,734

$306,601

2. Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The adjustments included in the unaudited pro forma condensed combined balance sheets as of December 31, 2022, are as follows:

(A)	Represents payment of costs incurred by Velodyne in connection with the mergers, which is reflected as decrease in cash and cash equivalents and accrued and other current liabilities.
(B)

Represents payment of transaction costs incurred by Ouster in connection with the mergers, which is reflected as decrease in cash and cash equivalents, decrease in accrued and other current liabilities and increase in accumulated deficit.

(C)

Represents cash severance payment to Velodyne employees terminated as direct result of the mergers, which is reflected as decrease in cash and cash equivalents, decrease in accrued and other current liabilities and increase in accumulated deficit.

(D)

Represents application of acquisition accounting for the mergers, including elimination of Velodyne historical equity balances, issuance of 19.3 million shares of Ouster common stock in exchange for Velodyne’s common stock and RSAs and PSAs vested on the date of the first merger for which compensation cost had been already recognized prior to the date of the first merger, vesting of 50% of Velodyne common stock warrant issued to a customer as a result of the pre-existing change of control provision and replacement of such warrant by a warrant to purchase common stock of Ouster based on the exchange ratio, automatic vesting of Velodyne RSUs, replacement of Velodyne public warrants with Ouster warrants based on the exchange ratio and recognition of Velodyne identifiable assets at fair values.

(E)	Represents accrual of costs incurred by Velodyne subsequent to December 31, 2022 in connection with the mergers.
(F)	Represents stock-based compensation expense related to accelerated vesting of Ouster’s equity awards triggered by a change of control.
(G)	Represents stock-based compensation expense related to acceleration of Velodyne RSAs and PSUs vested on February 10, 2023 for which no compensation cost had been recognized prior to the first merger.

There are no reclassification adjustments reflected in the Unaudited Pro Forma Condensed Combined Balance Sheet as of December 31, 2022.

Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

The adjustments included in the unaudited pro forma condensed combined statement of operations for the year ended as of December 31, 2022, are as follows:

(AA)

Represents amortization expense related to the fair value of acquired Velodyne identifiable intangible assets, net of the amortization expense of $0.5 million already reflected in actual historical results. The $0.7 million of amortization expense related to the acquired customer relationship is recognized as Sales and marketing expense based on an estimated weighted average useful life of eight years, the $0.8 million amortization expense related to the acquired developed technology hardware intangible asset is recognized as Cost of product revenue expense based on an estimated useful life of three years and the $1.0 million amortization expense related to the acquired developed technology software intangible asset is recognized as Cost of product revenue expense based on an estimated useful life of five years. The amortization of the intangible assets is based on a straight-line amortization method as this represents management’s best estimate of the pattern of utilization for the intangible assets.

(BB)	Represents stock-based compensation expense related to accelerated vesting of Ouster’s equity awards triggered by a change of control.
(CC)	Represents accrual for cash severance payment to Velodyne employees terminated as direct result of the mergers.
(DD)	Represents transaction costs incurred by Ouster in connection with the mergers.
(EE)	Represents stock-based compensation expense related to acceleration of Velodyne RSAs and PSUs vested on February 10, 2023 for which no compensation cost had been recognized prior to the first merger.

There are no reclassification adjustments reflected in the Unaudited Pro Forma Condensed Combined Statements of Operations for the year ended December 31, 2022.

3. Net Loss per Share

Represents the net loss per share calculated using the historical weighted average shares outstanding. As the first merger is being reflected as if it had occurred as of January 1, 2022, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes the shares issued in connection with the first merger have been outstanding for the entire periods presented.

(in thousands, except share and per share data)	Year Ended December 31, 2022
Pro forma net loss	$(325,405)
Basic and diluted weighted average shares outstanding	37,279,987
Pro forma net loss per share - Basic and Diluted (1)	$(8.73)
Weighted average shares outstanding- basic and diluted
Former Ouster shareholders (2)	17,792,316
Former Velodyne shareholders (2)	19,487,671

37,279,987

(1)	Outstanding options, restricted stock awards, unvested restricted stock units and warrants are anti-dilutive and are not included in the calculation of diluted net loss per share.
(2)	Includes impact of acceleration of vesting of equity awards upon change of control or change of control and employment termination.